Exhibit 5.01

[LETTERHEAD OF WILLIAMS, BOX, FORSHEE & BULLARD, P.C.]

November 13, 2014

OGE Energy Corp.
321 N. Harvey
Oklahoma City, Oklahoma 73101

Re: 5,000,000 Shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We have examined the Form S-3 Registration Statement (the "Registration Statement"), of OGE Energy Corp. (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of 5,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), to be issued under the Company's Automatic Dividend Reinvestment and Stock Purchase Plan. We have examined all records, instruments, and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement and the corporate action taken and to be taken in connection with the issuance of the Shares (the "Corporate Proceedings").

Based upon the foregoing and upon our general familiarity with the property and affairs of the Company, we are of the opinion that:

1.    The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and is authorized to conduct and operate its business as a public utility holding company in the State of Oklahoma.

2.    When, as and if the Shares have been registered and delivered, and the consideration for the Shares duly received by the Company, all in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

The foregoing opinions assume that at the time of delivery of the Shares, the Corporate Proceedings related thereto will not have been modified or rescinded and the issuance and sale of the Shares will not violate any issuance limitation in the Corporate Proceedings.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us with respect to this opinion under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully,
/s/ Richard D. Forshee
Richard D. Forshee of
WILLIAMS, BOX, FORSHEE & BULLARD, P.C.